EXHIBIT 10.4

LYNX HOLDINGS I, LLC

700 Louisiana, Suite 4150

Houston, Texas

77002

August 12, 2005

Plains All American GP LLC

333 Clay Street, Suite 1600

Houston, Texas 77002

Gentlemen:

Reference is made to the Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, dated as of June 8, 2001, as amended (the “LLC Agreement”).  A subsidiary of Vulcan Energy Corporation (“Vulcan Energy”) has become the beneficial owner of more than 49.9% (a “Majority Holder”) of the Membership Interests (as defined in the LLC Agreement) of Plains All American GP LLC, a Delaware limited liability company (the “Company”).  Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

The undersigned hereby agrees as follows:

1.             Subject to the terms and conditions of this letter agreement, during the term of this letter agreement, at each annual meeting of the Members, at each special meeting of the Members called for the purpose of electing Independent Directors, and in respect of any action by written consent to elect Independent Directors, the undersigned shall vote or cause to be voted all Membership Interests held by it in favor of the election of each nominee for Independent Director in the same proportion as all Membership Interests (other than those beneficially owned by the undersigned and/or Vulcan Energy or its affiliates) are voted with respect to such election.  For the avoidance of doubt, for purposes of this letter agreement the term “Independent Director” shall not include any replacement Director who is to be elected by a Majority in Interest pursuant to the second sentence of Section 7.1(a)(iv) of the LLC Agreement.

2.             Subject to the terms and conditions of this letter agreement, during the term of this letter agreement, at each special meeting of the Members called for the purpose of removing any Independent Director without Good Cause, and in connection with any action by the Members to remove any Independent Director without Good Cause, including without limitation pursuant to Section 7.1(a)(iii) of the LLC Agreement, the undersigned shall vote or cause to be voted the Membership Interests held by it in favor of or against the removal of such Independent Director in the same proportion as all

Membership Interests (other than those beneficially owned by the undersigned and/or Vulcan Energy or its affiliates) are voted with respect to such removal.  For the purposes of this letter agreement, the Members shall have “Good Cause” to remove or fail to reelect any Independent Director only upon such Independent Director’s (i) engaging in gross misconduct, including without limitation any breach of his fiduciary duties, (ii) violation of the Company’s Code of Business Conduct (unless waived in accordance with the terms thereof), (iii) engaging in conduct which is demonstrably and materially injurious to the Company or to Rodeo, L.P. and its subsidiaries, taken as a whole, (iv) indictment for, or conviction of, a felony involving moral turpitude.

3.             The term of this letter agreement shall commence on the date of this letter agreement and shall continue thereafter unless terminated by the undersigned pursuant to this Section 3.  The undersigned shall be entitled to terminate this letter agreement at any time upon (i) termination of the voting agreement entered into between Vulcan Energy (or its relevant affiliate or affiliates) and the Company on the date of this letter agreement or (ii) the sale or transfer by the undersigned of all of its Membership Interests to an unaffiliated third party.

4.             Except to the extent specifically set forth above, nothing contained herein shall be deemed to modify, supersede or in any manner limit any rights of the undersigned under the LLC Agreement.  Nothing contained herein shall be deemed to modify, supersede or in any manner limit any rights of the undersigned under the Partnership Agreement or the Rodeo, L.P. Partnership Agreement.

5.             This letter agreement is to be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.  If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

6.             The undersigned signs solely in his, her or its individual capacity with respect to his, her or its beneficial ownership of Membership Interests and makes no agreement or understanding herein in any other capacity.

7.             This letter agreement may be executed in two or more counterparts, each of which shall be considered an original but all of which together shall constitute the same instrument.

8.             This letter agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the undersigned and the Company, or any of them, with respect to the subject matter hereof.

9.             This letter agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the undersigned and the Company.

10.           This letter agreement shall not be assigned by the Company by operation of law or otherwise without the prior written consent of the undersigned.

11.           This letter agreement shall be binding upon and inure solely to the benefit of each party to this letter agreement and their permitted assignees, and nothing in this letter agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this letter agreement.  Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any party to this letter agreement (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of any party to this letter agreement (other than an Affiliate to whom the undersigned assigns any part of its Membership Interests), nor any director, officer, employee, representative, agent or other controlling Person of each of the parties to this letter agreement and their respective Affiliates shall have any liability or obligation arising under this letter agreement.

12.           The undersigned acknowledges and agrees that the Company could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this letter agreement.  It is accordingly agreed and understood that the Company, in addition to any other remedy that it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

Very truly yours,

Lynx Holdings I, LLC

		By:	/s/ John T. Raymond
John T. Raymond,
Sole Member

Agreed and accepted as of this 12th day of August, 2005:

PLAINS ALL AMERICAN GP LLC

By:	/s/ Tim Moore
Name:
Title: